SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 15, 2009

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-53595	56-2416925
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6 Shengwang Ave, Qufu, Shandong, China 273100

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 537-4424999)
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 15, 2009, Sunwin International Neutraceuticals, Inc. (the “Company”) issued a press release to announce Self-GRAS (Generally Recognized as Safe) affirmation for certain of its OnlySweet™ stevia extracts.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On September 15, 2009 the Company completed the process for U.S. Food and Drug Administration (“FDA”) self-affirmed GRAS status for certain stevia extracts it produces and sells worldwide.  The Company’s FDA consultant, GRAS Associates, LLC and an independent panel of scientists recently completed a review of the Company’s stevia data, toxicology studies and production processes and determined that these OnlySweet™ stevia extracts produced by the Company meet the FDA safety criteria for use as a general purpose sweetener in a variety of food products for consumer use including, food, beverages, confectioneries and table-top products. Self-affirmed GRAS status is an authorized FDA designation that allows a company to perform the necessary research on a substance to determine whether there is a reasonable certainty in the minds of competent scientists that it is not harmful under the intended conditions of use.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
99.1	Sunwin International Neutraceuticals, Inc. September 15, 2009 Press Release (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunwin International Neutraceuticals, Inc.

Date: September 15, 2009	By:	/s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer